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                                                                   EXHIBIT 23.02

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Concur Technologies, Inc. for the registration of 1,036,956 shares of its common stock and to the incorporation by reference therein of our reports dated October 27, 1999, with respect to the consolidated financial statements and schedule of Concur Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.




                                         /s/ Ernst & Young LLP
                                         ---------------------

Seattle, Washington
January 25, 1999